Exhibit (d)(1)(a)

Transamerica Series Trust

Management Agreement

Transamerica Asset Management, Inc.

Schedule A
May 1, 2020
Fund	Management Fee

Transamerica 60/40 Allocation VP(1)	0.30% of the first $1 billion
0.28% in excess of $1 billion
Transamerica Aegon High Yield Bond VP	0.554% of the first $1.25 billion
0.544% over $1.25 billion to $2 billion
0.52% in excess of $2 billion

Transamerica Aegon U.S. Government Securities VP	0.55% of the first $500 million
0.51% over $500 million up to $1.5 billion
0.50% in excess of $1.5 billion
Transamerica American Funds Managed Risk VP	0.53% of the first $2 billion
0.52% over $2 billion up to $4 billion
0.50% over $4 billion up to $6 billion
0.49% over $6 billion up to $8 billion
0.48% over $8 billion up to $10 billion
0.46% in excess of $10 billion

Transamerica Barrow Hanley Dividend Focused VP	0.78% of the first $200 million
0.68% over $200 million up to $500 million
0.63% over $500 million up to $1.5 billion
0.59% over $1.5 billion up to $2.5 billion
0.58% in excess of $2.5 billion
Transamerica BlackRock Global Real Estate Securities VP	0.77% of the first $250 million
0.75% over $250 million up to $500 million
0.70% over $500 million up to $750 million
0.68% in excess of $750 million

Transamerica BlackRock Government Money Market VP	0.24% of the first $1 billion
0.22% over $1 billion up to $3 billion
0.21% in excess of $3 billion
Transamerica BlackRock iShares Edge 40 VP (formerly,	0.30% of the first $1 billion
Transamerica BlackRock Smart Beta 40 VP)(2)	0.28% in excess of $1 billion
Transamerica BlackRock iShares Edge 50 VP (formerly,	0.30% of the first $1 billion
Transamerica BlackRock Smart Beta 50 VP)(2)	0.28% in excess of $1 billion
Transamerica BlackRock iShares Edge 75 VP (formerly,	0.30% of the first $1 billion
Transamerica BlackRock Smart Beta 75 VP)(2)	0.28% in excess of $1 billion
Transamerica BlackRock iShares Edge 100 VP (formerly,	0.30% of the first $1 billion
Transamerica BlackRock Equity Smart Beta 100 VP)(2)	0.28% in excess of $1 billion
Transamerica BlackRock Tactical Allocation VP	0.13% of the first $1 billion
0.11% over $1 billion up to $2 billion
0.105% over $2 billion up to $3 billion
0.10% in excess of $3 billion

Fund	Management Fee

Transamerica Goldman Sachs 70/30 Allocation VP	0.1225% of the first $250 million
0.1125% over $250 million up to $500 million
0.1075% in excess of $500 million
Transamerica International Growth VP (formerly, Transamerica	0.77% of the first $500 million
Greystone International Growth VP)	0.76% over $500 million up to $1 billion
0.71% over $1 billion up to $2 billion
0.695% over $2 billion up to $3 billion
0.68% in excess of $3 billion

Transamerica Janus Balanced VP	0.76% of the first $250 million
0.73% over $250 million up to $500 million
0.705 over $500 million up to $1 billion
0.68% in excess of $1 billion
Transamerica Janus Mid-Cap Growth VP	0.805% of the first $500 million
0.77% over $500 million up to $1 billion
0.75% in excess of $1 billion

Transamerica JPMorgan Asset Allocation – Conservative VP	0.1225% of the first $10 billion
0.1025% in excess of $10 billion
Transamerica JPMorgan Asset Allocation – Growth VP	0.1225% of the first $10 billion
0.1025% in excess of $10 billion
Transamerica JPMorgan Asset Allocation – Moderate Growth VP	0.1225% of the first $10 billion
0.1025% in excess of $10 billion
Transamerica JPMorgan Asset Allocation – Moderate VP	0.1225% of the first $10 billion
0.1025% in excess of $10 billion

Transamerica JPMorgan Core Bond VP	0.45% of the first $750 million
0.39% over $750 million up to $1 billion
0.375% over $1 billion up to to $1.5 billion
0.37% over $1.5 billion up to $3 billion
0.365% in excess of $3 billion
Transamerica JPMorgan Enhanced Index VP	0.60% of the first $1 billion
0.59% over $1 billion up to $2 billion
0.56% over $2 billion up to $3 billion
0.52% over $3 billion up to $4 billion
0.46% in excess of $4 billion

Transamerica JPMorgan International Moderate Growth VP	0.1225% of the first $10 billion
0.1025% in excess of $10 billion
Transamerica JPMorgan Mid Cap Value VP	0.88% up to $100 million
0.83% over $100 million up to $750 million
0.81% over $750 million up to $1.5 billion
0.80% in excess of $1.5 billion

Transamerica JPMorgan Tactical Allocation VP	0.73% of the first $500 million
0.705% over $500 million up to $750 million
0.68% over $750 million up to $1.5 billion
0.67% over $1.5 billion up to $2.5 billion
0.65% in excess of $2.5 billion

Fund	Management Fee

Transamerica Legg Mason Dynamic Allocation – Balanced VP	0.57% of the first $750 million
0.56% over $750 million up to $1.5 billion
0.54% over $1.5 billion up to $2.5 billion
0.52% over $2.5 billion up to $3 billion
0.51% in excess of $3 billion
Transamerica Legg Mason Dynamic Allocation – Growth VP	0.58% of the first $750 million
0.57% over $750 million up to $1.5 billion
0.55% over $1.5 billion up to $2.5 billion
0.53% over $2.5 billion up to $3 billion
0.52% in excess of $3 billion
Transamerica Levin Large Cap Value VP	0.65% of the first $750 million
0.62% over $750 million up to $1 billion
0.60% over $1 billion up to $2 billion
0.59% over $2 billion up to $3 billion
0.58% in excess of $3 billion

Transamerica Madison Diversified Income VP	0.73% of the first $500 million
0.70% over $500 million up to $1 billion
0.68% in excess of $1 billion
Transamerica Managed Risk – Balanced ETF VP(3)	0.34% of the first $50 million
0.32% over $50 million up to $250 million
0.30% in excess of $250 million
Transamerica Managed Risk – Conservative ETF VP(3)	0.34% of the first $50 million
0.32% over $50 million up to $250 million
0.30% in excess of $250 million
Transamerica Managed Risk – Growth ETF VP(3)	0.34% of the first $50 million
0.32% over $50 million up to $250 million
0.30% in excess of $250 million

Transamerica Market Participation Strategy VP	0.68% of the first $500 million
0.65% over $500 million up to $1 billion
0.62% over $1 billion up to $1.5 billion
0.60% in excess of $1.5 billion
Transamerica Morgan Stanley Capital Growth VP	0.755% of the first $750 million
0.715% over $750 million up to $1.5 billion
0.645% over $1.5 billion up to $3 billion
0.63% over $3 billion up to $5 billion
0.58% in excess of $5 billion

Transamerica Morgan Stanley Global Allocation VP (formerly,	0.66% of the first $500 million
Transamerica BlackRock Global Allocation VP)	0.65% over $500 million up to $750 million
0.64% over $750 million up to $1 billion
0.63% over $1 billion up to $3 billion
0.59% in excess of $3 billion
Transamerica Morgan Stanley Global Allocation Managed Risk –	0.20% of the first $2 billion
Balanced VP (formerly, Transamerica BlackRock Global	0.19% over $2 billion up to $4 billion
Allocation Managed Risk – Balanced VP)	0.18% over $4 billion up to $6 billion
0.17% over $6 billion up to $8 billion
0.16% over $8 billion up to $10 billion
0.15% in excess of $10 billion
Transamerica MSCI EAFE Index VP (formerly, Transamerica	0.11%
International Equity Index VP)

Fund	Management Fee

Transamerica Multi-Managed Balanced VP	10.61% of the first $500 million
0.59% over $500 million up to $1 billion
0.56% over $1 billion up to $1.5 billion
0.55% over $1.5 billion up to $2 billion
0.52% over $2 billion up to $5 billion
0.50% in excess of $5 billion

Transamerica PIMCO Tactical – Balanced VP	0.81% of the first $250 million
0.80% over $250 million up to $750 million
0.79% over $750 million up to $1.5 billion
0.76% in excess of $1.5 billion
Transamerica PIMCO Tactical – Conservative VP	0.79% of the first $750 million
0.78% over $750 million up to $1.5 billion
0.75% in excess of $1.5 billion
Transamerica PIMCO Tactical – Growth VP	0.82% of the first $250 million
0.81% over $250 million up to $750 million
0.79% over $750 million up to $1.5 billion
0.76% in excess of $1.5 billion
Transamerica PIMCO Total Return VP	0.68% of the first $250 million
0.67% over $250 million up to $500 million
0.66% over $500 million up to $750 million
0.63% over $750 million up to $1 billion
0.60% over $1 billion up to $3 billion
0.57% in excess of $3 billion

Transamerica PineBridge Inflation Opportunities VP	0.58% of the first $200 million
0.57% over $200 million up to $500 million
0.54% in excess of $500 million
Transamerica ProFund UltraBear VP	0.88% of the first $250 million
0.83% over $250 million up to $750 million
0.78% in excess of $750 million
Transamerica QS Investors Active Asset Allocation –	0.58% of the first $50 million
Conservative VP	0.56% over $50 million up to $250 million
0.54% over $250 million up to $1 billion
0.52% over $1 billion up to $1.5 billion
0.51% over $1.5 billion up to $2.5 billion
0.50% in excess of $2.5 billion
Transamerica QS Investors Active Asset Allocation – Moderate	0.58% of the first $50 million
Growth VP	0.56% over $50 million up to $250 million
0.54% over $250 million up to $1 billion
0.52% over $1 billion up to $1.5 billion
0.51% over $1.5 billion up to $2.5 billion
0.50% in excess of $2.5 billion

Transamerica QS Investors Active Asset Allocation – Moderate	0.58% of the first $50 million
VP	0.56% over $50 million up to $250 million
0.54% over $250 million up to $1 billion
0.52% over $1 billion up to $1.5 billion
0.51% over $1.5 billion up to $2.5 billion
0.50% in excess of $2.5 billion

Fund	Management Fee

Transamerica S&P 500 Index VP (formerly, Transamerica U.S.	0.08%
Equity Index VP)
Transamerica Small/Mid Cap Value VP	0.79% of the first $350 million
0.78% over $350 million up to $500 million
0.765% over $500 million up to $750 million
0.755% over $750 million up to $1 billion
0.735% over $1 billion up to $1.5 billion
0.73% over $1.5 billion up to $2 billion
0.725% in excess of $2 billion
Transamerica T. Rowe Price Small Cap VP	0.78%

Transamerica TS&W International Equity VP	0.77% of the first $500 million
0.75% over $500 million up to $1 billion
0.72% over $1 billion up to $2 billion
0.69% over $2 billion up to $6 billion
0.68% in excess of $6 billion
Transamerica WMC US Growth VP	0.68% of the first $500 million
0.67% over $500 million up to $800 million
0.6575% over $800 million up to $1 billion
0.613% over $1 billion up to $2 billion
0.605% over $2 billion up to $3 billion
0.59% over $3 billion up to $4 billion
0.575% over $4 billion up to $5 billion
0.57% in excess of $5 billion

Transamerica WMC US Growth II VP	0.33%

1 TAM has contractually agreed to waive 0.18% of its management fee through May 1, 2021.

2 TAM has contractually agreed to waive 0.05% of its management fee through May 1, 2021.

3 Effective October 1, 2017, Milliman Financial Risk Management LLC ("Milliman"), the sub-adviser for each of Transamerica Managed Risk – Balanced ETFVP, Transamerica Managed Risk – Conservative ETF VP and Transamerica Managed Risk – Growth ETF, agreed to voluntarily waive 0.01% of its sub-advisory fee on the first $50 million in assets as aggregated across all three portfolios. Accordingly, effective October 1, 2017, TAM has agreed to voluntarily waive 0.01% of its management fee on the first $50 million in assets for each of the three portfolios. These waivers by Milliman and TAM are voluntary and may be discontinued by either party upon ninety (90) days'written notice to the other party.